Exhibit 99.h(2)(l)

AMENDMENT NO. 11

TO THE

THIRD AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment dated as of September 10, 2024, amends the Third Amended and Restated Master Administrative Services Agreement (the "Agreement"), dated July 1, 2020, by and between Invesco Advisers, Inc., a Delaware corporation (the "Administrator") and AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust (the "Trust"), as follows:

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to revise the Advisory/Administrative Services Fee Limit for Invesco SteelPath MLP Alpha Fund, Invesco SteelPath MLP Alpha Plus Fund, Invesco SteelPath MLP Income Fund and Invesco SteelPath MLP Select 40 Fund, each a series portfolio of AIM Investment Funds (Invesco Investment Funds) effective November 30, 2024.

NOW, THEREFORE, the parties agree as follows;

1.         Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

TO

THIRD AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

	Effective Date of	Advisory/Administrative
Portfolios	Agreement	Services Fee Limit
Invesco Balanced-Risk Allocation Fund	May 29, 2009	N/A
Invesco Balanced-Risk Commodity Strategy Fund	November 29, 2010	N/A
Invesco Core Bond Fund	May 24, 2019	N/A
Invesco Developing Markets Fund	May 24, 2019	N/A
Invesco Discovery Mid Cap Growth Fund	May 24, 2019	N/A
Invesco EQV Emerging Markets All Cap Fund	July 1, 2006	N/A
Invesco Emerging Markets Local Debt Fund	May 24, 2019	N/A
Invesco Fundamental Alternatives Fund	May 24, 2019	N/A
Invesco Global Allocation Fund	May 24, 2019	N/A
Invesco Global Infrastructure Fund***	April 22, 2014	0.90% of the first $500M
0.85% of the next $500M
0.80% of the next $4B
0.75% of the excess over
$5B of average daily net
assets
Invesco Global Strategic Income Fund	May 24, 2019	N/A
Invesco Greater China Fund	July 1, 2006	N/A

Invesco Health Care Fund	July 1, 2006	N/A
Invesco International Bond Fund	May 24, 2019	N/A
Invesco Macro Allocation Strategy Fund	September 25, 2012	N/A
Invesco Multi-Asset Income Fund***	December 14, 2011	0.60% of the first $500M
0.55% of the next $500M
0.50% of the next $4B
0.45% of the excess over
$5B of average daily net
assets
Invesco SteelPath MLP Alpha Fund#	May 24, 2019	N/A
Invesco SteelPath MLP Alpha Plus Fund#	May 24, 2019	N/A
Invesco SteelPath MLP Income Fund#	May 24, 2019	N/A
Invesco SteelPath MLP Select 40 Fund#	May 24, 2019	N/A

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**

0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

#In addition to the rate described above, the Portfolio shall also pay the Administrator a fee for the provision of additional tax services at a rate of 0.01% of the Portfolio’s Net Assets.

*  The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month.

**  Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex overseen by the Invesco Funds Board.

***  The administrative services fee paid under this Agreement may not be increased so that the combined advisory fee paid under the Advisory Agreement plus the administrative services fee paid under this Agreement exceeds the “Advisory/Administrative Services Fee Limit” in the table above unless such increase is approved by a majority of the Fund’s outstanding voting securities or the Fund concurrently enters into a contractual arrangement with the Administrator to waive the increased amount, provided that such contractual arrangement can only be eliminated by approval of a majority of the Fund’s outstanding voting securities.”

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

INVESCO ADVISERS, INC.

By:	/s/ Glenn Brightman
Glenn Brightman
Senior Vice President

AIM INVESTMENT FUNDS
(INVESCO INVESTMENT FUNDS)

By:	/s/ Melanie Ringold
Melanie Ringold
Chief Legal Officer, Senior Vice President & Secretary

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